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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)............January 4, 2005

                         HEALTHCARE SERVICES GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Pennsylvania                    0-120152                23-2018365
-------------------------------        ------------           ---------------
(State or other jurisdiction of        (Commission             (IRS Employer
 Incorporation or organization)        File Number)            Identification
                                                                   number)

           3220 Tillman Drive-Suite 300, Bensalem, Pennsylvania 19020
           -----------------------------------------------------------
               (Address of principal executive offices)     (Zip code)

        Registrant's telephone number, including area code: 215-639-4274
                                                           --------------


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Item 8.01   Other Events.

Richard W. Hudson, the Vice President of Finance and Secretary of Healthcare Services Group, Inc. (the "Company"), entered into a stock trading plan on January 4, 2005, in accordance with Rule 10b5-1 to sell up to approximately 35,000 shares of the Company's Common Stock issuable upon the exercise of options. The plan provides for sales of specified share amounts at market prices, subject to specific limitations. Sales pursuant to this plan will commence on or about February 22, 2005 and end on December 31, 2005. The plan was established so that no stock trading will take place during any of the Company's imposed 2005 "black-out" periods. Additionally, Mr. Hudson has informed the Company that he will publicly disclose any stock sales made under the Rule 10b5-1 plan as required by the securities laws.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           HEALTHCARE SERVICES GROUP, INC.
                                           -------------------------------


January 4, 2005                            /s/ Richard W. Hudson
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Date                                           Richard W. Hudson, Secretary and
                                               Vice President- Finance